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                                                                    EXHIBIT 99.4

                           PURCHASE AND SALE AGREEMENT


          THIS AGREEMENT DATED AS OF THE 2ND DAY OF JULY, 2003 IS MADE

BETWEEN

                 WIRELESS AGE COMMUNICATIONS, INC., a corporation incorporated under the laws of the State of Nevada, one of the United States of America,

                 (hereinafter called the "Purchaser")

                               - and -

                 PINE RIDGE HOLDINGS LTD., a corporation incorporated under the laws of the Province of Ontario, Canada

                 (hereinafter called the "Vendor")

                 WHEREAS the Vendor is the beneficial owner of all right, title and interest in the tradename "A.C. Simmonds & Sons" (the "Trade-Name") existing at common law by virtue of use thereof in Canada; and

                 WHEREAS the Vendor has agreed to sell and the Purchaser has agreed to purchase the Trade-Name, together with the goodwill of the business carried on in association with Trade-Name.

                 NOW THEREFORE for good and valuable consideration, the parties hereto agree as follows:

1.       PURCHASE PRICE

                   Subject to the terms and conditions hereof, the Purchase
                           Price payable by the Purchaser to the Vendor for the Trade-Name will be satisfied by the Vendor issuing 1,500,000 Wireless Age Communications, Inc. restricted common shares to the Vendor.
2.       REPRESENTATIONS AND WARRANTIES OF THE VENDOR

                    By the Vendor's acceptance hereof, the Vendor represents
                           and warrants as follows and hereby acknowledges and confirms that the Purchaser is relying on such representations and warranties with the purchase of the Trade-Name:

         (a) The Trade-Name is owned by the Vendor as the beneficial owner thereof and the Vendor has good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, demands and encumbrances whatsoever.

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         (b)      No person, firm or corporation has any agreement or option or any right or privilege (whether pre-emptive or contractual) capable of becoming an agreement for the purchase from the Vendor of the Trade-Name.

         (c) The entering into of this agreement and the consummation of the transactions contemplated hereby will not result in the violation of the terms and provisions of any agreement, written or oral, to which the Vendor may be a party.

3.       GOVERNING LAWS

This agreement shall be governed and construed in accordance with the laws of Ontario and the laws of Canada applicable therein.

4.       CLOSING

The Closing shall take place on July 25, 2003 at the offices of the Purchaser.

                           IN WITNESS WHEREOF the parties hereto have duly
executed this agreement as of 25th July, 2003.


                                  WIRELESS AGE COMMUNICATIONS, INC.




                                  BY:______________________________________


                                  PINE RIDGE HOLDINGS LTD.




                                  BY:______________________________________



                                      -27-